Exhibit 99.1

Sealed Air Corporation 200 Riverfront Boulevard Elmwood Park, NJ 07407

Investor Contact: Lori Chaitman 201-703-4161	Media Contact: Ken Aurichio 201-703-4164

For release: October 30, 2013

SEALED AIR REPORTS THIRD QUARTER 2013 RESULTS

•	Q3 Adjusted EBITDA of $282 million or 14.5% of Net Sales

•	Q3 Adjusted EPS of $0.39, Reported EPS of $0.18 per share

•	Nine Months Ended Free Cash Flow of $195 million, and Cash Flow Provided by Operating Activities of $275 Million

•	Full Year 2013 Outlook Increased for Adjusted EBITDA, Adjusted EPS and Free Cash Flow

ELMWOOD PARK, N.J., Wednesday, October 30, 2013 – Sealed Air Corporation (NYSE: SEE) today announced financial results for third quarter 2013. Net sales for the third quarter 2013 totaled $1.9 billion. Adjusted EPS was $0.39 for the third quarter and Adjusted EBITDA was $282 million, or 14.5% of net sales. On a reported basis, net income was $37.7 million, or $0.18 per share.

Unless otherwise stated, all results compare third quarter 2013 results to third quarter 2012 results and are presented on a continuing operations basis, excluding Diversey Japan, which the Company sold in November 2012 and which results have been presented as discontinued operations. Reported information is defined as U.S. GAAP. Year-over-year net sales discussions present both reported and constant dollar performance. Constant dollar performance excludes the impact of currency translation. Additionally, non-U.S. GAAP adjusted financial measures, such as Adjusted EBITDA and Adjusted EPS, exclude the impact of special items, such as restructuring charges and other one-time items. Cash-settled stock appreciation rights (“SARs”) granted as part of the Diversey acquisition resulted in expense of $8.7 million in third quarter 2013 compared with $2.9 million in 2012. Additional detail on SARs is provided in the supplementary information.

Commenting on these results, Jerome A. Peribere, President and Chief Executive Officer, said, “During the third quarter, not only have we delivered a strong financial quarter, we are continuing to re-invent the new Sealed Air. This quarter we rebranded the Company, reorganized Diversey Care, hired a new Chief Technology Officer, and launched major initiatives in line with our Get Fit and Change the Game strategy. Our transformation is well underway and moving at an accelerated pace.”

Peribere continued, “We generated $195 million of free cash flow in the nine months ended September 30, 2013 and, excluding the impact of SARs, reported a third quarter Adjusted EBITDA margin of 15.0%. We are pleased to report favorable price/mix trends across our three core divisions, but we still have more work to do. We are committed to our overall strategy and are confident that it will enable us to continue investing in our product offerings and innovation to better serve our customers. Based on our third quarter results and estimated performance for the remainder of the year, we are pleased to increase our Adjusted EBITDA, Adjusted EPS and Free Cash Flow guidance for the full year 2013, demonstrating our ongoing commitment to improve the quality of our earnings.”

Third Quarter Highlights

Third quarter net sales of $1.9 billion increased 2.9% on a constant dollar basis and 2.0% on a reported basis. Volume and product price/mix increased by 1.4% and 1.5%, respectively. Reported regional net sales increased 6.9% for AMAT (Asia, Middle East, Africa and Turkey), 3.5% for Europe, 1.9% for North America, 1.3% for Latin America, partially offset by 9.3% lower net sales in JANZ (Japan/Australia/New Zealand). On a constant dollar basis, regional net sales increased 10.2% for AMAT, 8.6% for Latin America, 2.2% for North America, 0.9% for JANZ, partially offset by a 0.4% decline in Europe. Additionally, third quarter net sales from Developing Regions1 increased 4.7% on a reported basis, or 9% on a constant dollar basis, accounting for 25.8% of total net sales.

Adjusted EBITDA for the third quarter increased 2.7% to $282 million, or 14.5% of net sales, primarily driven by cost synergies and higher volumes. Excluding the impact of SARs, Adjusted EBITDA increased 4.8% to $290.7, or 15.0% of net sales, compared to $277.5 million, or 14.6% of net sales, in 2012. Incremental cost synergies under the 2011-2014 Integration and Optimization Program were $22 million for the third quarter of 2013 and primarily resulted from headcount reductions, elimination of redundant costs, plant consolidations and procurement and logistics savings.

Reported operating profit was $139.9 million for third quarter 2013 compared with an operating loss of $1.2 billion in 2012, which included $1.4 billion of special items, primarily consisting of an estimated $1.3 billion non-cash pre-tax charge for impairment of goodwill and certain intangible assets associated with the Diversey acquisition. Adjusted Operating Profit for the third quarter 2013 was $198.1 million, or 10.2% of net sales, compared to Adjusted Operating Profit of $185.8 million or 9.8% of net sales in the same period a year ago.

Adjusted EPS was $0.39 for the third quarter, compared with Adjusted EPS of $0.28 in 2012. On a reported basis, third quarter 2013 EPS was $0.18 per share as compared with a loss from continuing operations of $6.41 per share in 2012. Third quarter 2013 reported EPS includes $0.22 per share of special items primarily comprised of restructuring charges associated with the previously announced 2013 Earnings Quality Improvement Program. Third quarter 2012 reported loss per share includes $6.72 per share of special items, primarily consisting of the impairment charge noted above. The core tax rate was 23% for third quarter 2013, compared with 36% for third quarter 2012. The lower effective tax rate was due to a favorable mix of earnings in certain jurisdictions with lower tax rates.

Third Quarter Segment Review

During the quarter, the Company rebranded its three core divisions to Food Care (formerly Food & Beverage), Product Care (formerly Protective Packaging), and Diversey Care (formerly Institutional & Laundry). There was no impact to the reported segment results due to this change.

Food Care

Net sales of $950.5 million increased 3.2% on a constant dollar basis and 1.7% on a reported basis. Food Care achieved 1.5% higher volumes, led by positive trends in all regions except for JANZ. Price/mix was higher by 1.7% with positive trends in all regions except for Europe. Regionally, constant dollar net sales increased 11.1% in AMAT, 9.4% in Latin America and 2.9% in North America. In JANZ, constant dollar net sales were essentially unchanged, while in Europe, constant dollar net sales declined by 0.7%.

[1]	Developing Regions are Africa, Asia (excluding Japan and South Korea), Central and Eastern Europe, and Latin America.

Food Care Adjusted EBITDA increased 7.4% to $150.5 million, or 15.8% of net sales, compared with $140.1 million, or 15% of net sales, in 2012. Excluding the impact of SARs, Adjusted EBITDA increased 8.5% to $152.8 million, or 16.1% of net sales, compared with $140.8 million, or 15.1% of net sales, in 2012. This increase was primarily due to cost synergies, manufacturing efficiencies and higher volumes. Reported operating profit was $115.3 million for third quarter 2013, compared with an operating loss of $228 million in 2012. The reported operating loss in 2012 included $336.5 million of special items primarily consisting of the non-cash charge for impairment of goodwill and certain intangible assets noted above. Excluding special items, adjusted operating profit of $119.6 million in the third quarter 2013 compares to $108.5 million in the same period a year ago.

Diversey Care

Net sales of $534.6 million increased 1.6% on a constant dollar basis and 1.4% on a reported basis. Volume was essentially flat compared to a year ago with a 7.4% increase in AMAT and 6.1% increase in Latin America, offset by a 1.4% decline in Europe and a 5.4% decline in North America. The decline in North America was driven primarily by lower sales into the distribution channels as a result of customer destocking and a decline in floor care sales specifically in the Government and Education end markets due to budget constraints. Price/mix was up 1.8% with positive trends in in all regions. Regionally, constant dollar net sales increased 10.2% in AMAT and 10.9% in Latin America, primarily offset by a 3.3% decline in North America and a slight decline in Europe.

Diversey Care Adjusted EBITDA of $50.1 million, or 9.4% of net sales, compares with $57.6 million, or 10.9% of net sales, in 2012. Excluding the impact of SARs, Adjusted EBITDA of $56.5 million, or 10.6% of net sales, compares with $59.8 million, or 11.3% of net sales, in 2012. This decrease was primarily due to $3.8 million of bad debt expense recorded in connection with a large customer in AMAT. Reported operating profit was $18.1 million for third quarter 2013, compared with an operating loss of $976.2 million in third quarter 2012. The reported operating loss in 2012 included $1 billion of special items primarily consisting of the non-cash charge for impairment of goodwill and certain intangible assets noted above. Excluding special items, adjusted operating profit of $19 million in the third quarter 2013 compares to $25 million in the same period a year ago.

Product Care

Net sales of $402.7 million increased 4.0% on a constant dollar basis and 3.6% on a reported basis. Product Care achieved 3.4% higher volumes and 0.6% in favorable product price/mix. Regionally, constant dollar net sales were led by an increase of 4% and 2.7% in North America and Europe, respectively.

Product Care Adjusted EBITDA of $65.4 million, or 16.2% of net sales, compares to $64.5 million, or 16.6% of net sales, in 2012. The decline in margin was due primarily to raw material cost increases, partially offset by higher sales volumes and tight control over operating expenses. Reported operating profit of $52.9 million for third quarter 2013 was essentially unchanged as compared to the same period a year ago.

Medical Applications and New Ventures (Other Category)

Net sales of $50.8 million increased 1.1% on a constant dollar basis and 4.3% on a reported basis. Favorable price/mix of 1.6% was partially offset by a 0.5% decline in volume.

Adjusted EBITDA increased to $6 million, compared with $3 million in 2012. Reported operating profit was $3.4 million in 2013 as compared with an operating loss of $1.7 million in 2012.

Cash Flow and Net Debt

Net cash provided by operating activities was $275.2 million for the nine months ended September 30, 2013 and is net of $95.9 million of cash payments for restructuring and SARs. This compares with cash provided by operating activities of $64.7 million in the nine months ended September 30, 2012, which is net of $80.6 million of cash payments for restructuring and SARs. Capital expenditures were $80 million in the nine months ended September 30, 2013 as compared to $97.8 million in the same period a year ago. Free Cash Flow, defined as cash flow provided by operating activities less capital expenditures, was a source of $195.2 million in the nine months ended September 30, 2013, as compared with a use of $33.1 million during the nine months ended September 30, 2012. This year-over-year increase primarily reflects higher net earnings, net working capital improvements and lower capital expenditures, partially offset by an increase in SARs payments.

Compared to December 31, 2012, the Company’s net debt decreased $52.3 million to $4.7 billion as of September 30, 2013. This decrease was primarily due to cash generated from operating activities, partially offset by dividend payments of $76 million. Net debt includes the W. R. Grace settlement liability of $913 million that increased by $36.2 million due to additional accrued interest in the nine months ended September 30, 2013.

Outlook for Full Year 2013

The Company expects net sales in 2013 to be approximately $7.7 billion and Adjusted EPS to be in the range of $1.25 to $1.30. Adjusted EBITDA is expected to be approximately $1.055 billion and Free Cash Flow to be approximately $375 million. The Company’s core tax rate for 2013 is now expected to be in the range of 20% to 23%. Adjusted EPS guidance excludes the impact of special items.

Web Site and Conference Call Information

Jerome A. Peribere, Sealed Air’s President and CEO and Carol P. Lowe, Senior Vice President and CFO, will conduct an investor conference call today at 10:00 a.m. (ET) to discuss the Company’s earnings results. The conference call will be webcast live on the Company’s web site at www.sealedair.com in the Investor Relations section. The link to the event can be found on the Investor Relations home page as well as under the Presentations & Events tab. Listeners should go to the web site prior to the call to register and to download and install any necessary audio software. A replay of the webcast will also be available on the Company’s web site.

Investors who cannot access the webcast may listen to the conference call live via telephone by dialing (888) 713-4213 (domestic) or (617) 213-4865 (international) and use the participant code 13298081. Telephonic replay will be available beginning today at 2:00 p.m. (ET) and ending on Wednesday, December 4, 2013 at 11:59 p.m. (ET). To listen to the replay, please dial (888) 286-8010 (domestic) or (617) 801-6888 (international) and use the confirmation code 97851473.

Business

Sealed Air Corporation creates a world that feels, tastes and works better. In 2012, the Company generated revenue of approximately $7.6 billion by helping our customers achieve their sustainability goals in the face of today’s biggest social and environmental challenges. Our portfolio of widely recognized brands, including Cryovac® brand food packaging solutions, Bubble Wrap® brand cushioning and Diversey™ cleaning and hygiene solutions, ensure a safer and less wasteful food supply chain, protect valuable goods shipped around the world, and improve health through clean environments. Sealed Air has approximately 25,000 employees who serve customers in 175 countries. To learn more, visit www.sealedair.com.

Non-U.S. GAAP Information

In this press release and supplement, we have included several non-U.S. GAAP financial measures, including Adjusted Net Earnings and EPS, net sales on a “constant dollar” basis, Adjusted Gross Profit, Adjusted Operating Profit, Free Cash Flow and EBIT, EBITDA, Adjusted EBITDA and core tax rate. We present results and guidance, adjusted to exclude the effects of certain specified items (“special items”) and their related tax impact that would otherwise be included under U.S. GAAP, to aid in comparisons with other periods or prior guidance. We may use Adjusted EPS, net sales on a constant dollar basis, Adjusted Net Earnings, Adjusted Gross Profit, Adjusted Operating Profit, measures of free cash flow, net debt, and EBITDA figures to determine performance-based compensation. Our management uses financial measures excluding the effects of foreign currency translation in evaluating operating performance. Management believes that this information may be useful to investors. For a reconciliation of these non-U.S. GAAP metrics to U.S. GAAP and other important information on our use of non-U.S. GAAP financial measures, see the attached supplementary information entitled “Non-U.S. GAAP Free Cash Flow,” “Reconciliation of U.S. GAAP Condensed Consolidated Statements of Operations to Non-U.S. GAAP Adjusted Condensed Consolidated Statements of Operations and Non-U.S. GAAP Adjusted EBITDA,” “Segment and Consolidated Adjusted Operating Profit and Adjusted EBITDA,” and “Components of Change in Net Sales - Segments and Other.”

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by such words as “anticipates,” “believes,” “plan,” “assumes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans to,” “will” and similar expressions. These statements reflect our beliefs and expectations as to future events and trends affecting our business, our consolidated financial position and our results of operations. Examples of these forward-looking statements include expectations regarding our anticipated effective income tax rate, the potential cash tax benefits associated with the W.R. Grace settlement, potential volume, revenue and operating growth for future periods, expectations and assumptions associated with our restructuring programs, availability and pricing of raw materials, success of our growth initiatives, economic conditions, and the success of pricing actions. A variety of factors may cause actual results to differ materially from these expectations, including general domestic and international economic and political conditions; changes in our raw material and energy costs; credit ratings; the success of restructuring plans; currency translation and devaluation effects, including Venezuela; the competitive environment; the effects of animal and food-related health issues; environmental matters; and regulatory actions and legal matters. For more extensive information, see “Risk Factors” and “Cautionary Notice Regarding Forward-Looking Statements,” which appear in our most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, and as revised and updated by our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. While we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, whether as a result of new information, future events, or otherwise.

SEALED AIR CORPORATION

SUPPLEMENTARY INFORMATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS(1)

(Unaudited)

(In millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net sales	$1,938.6	$1,900.3	$5,752.9	$5,670.3
Cost of sales	1,279.5	1,256.7	3,810.7	3,777.3

Gross profit	659.1	643.6	1,942.2	1,893.0
As a % of total net sales	34.0%	33.9%	33.8%	33.4%
Selling, general and administrative expenses	431.2	426.3	1,321.0	1,338.2
As a % of total net sales	22.2%	22.4%	23.0%	23.6%
Amortization expense of intangible assets acquired	29.5	33.0	93.4	99.5
Impairment of goodwill and other intangible assets(2)	—	1,334.3	—	1,334.3
Stock appreciation rights expense(3)	8.7	2.9	26.8	5.6
Costs related to the acquisition and integration of Diversey	0.3	1.3	0.8	4.8
Restructuring and other charges	49.5	36.8	61.2	110.1

Operating profit (loss)	139.9	(1,191.0)	439.0	(999.5)
As a % of total net sales	7.2%	-62.7%	7.6%	-17.6%
Interest expense	(88.9)	(96.6)	(269.4)	(291.2)
Impairment of equity method investment	(2.1)	—	(2.1)	(23.5)
Foreign currency exchange gains (losses) related to Venezuelan subsidiaries	0.7	(0.1)	(12.9)	(0.3)
Loss on debt redemption	—	—	(32.4)	—
Other income (expense), net	0.4	1.4	(2.8)	(8.2)

Income (loss) from continuing operations before income tax provision	50.0	(1,286.3)	119.4	(1,322.7)
Income tax provision (benefit)	12.3	(48.0)	22.7	(55.4)

Effective income tax rate	24.6%	3.7%	19.0%	4.2%
Net earnings (loss) from continuing operations	37.7	(1,238.3)	96.7	(1,267.3)

Net earnings from discontinued operations	—	5.9	—	15.3

Net earnings (loss) available to common stockholders	$37.7	$(1,232.4)	$96.7	$(1,252.0)

Net earnings (loss) per common share:
Basic :
Continuing operations	$0.19	$(6.41)	$0.50	$(6.58)
Discontinued operations	—	0.03	—	0.08

Net earnings (loss) per common share - basic	$0.19	$(6.38)	$0.50	$(6.50)

Diluted:
Continuing operations	$0.18	$(6.41)	$0.45	$(6.58)
Discontinued operations	—	0.03	—	0.08

Net earnings (loss) per common share - diluted	$0.18	$(6.38)	$0.45	$(6.50)

Dividends per common share	$0.13	$0.13	$0.39	$0.39

Weighted average number of common shares outstanding:
Basic	194.9	193.2	194.5	192.7

Diluted(4)	213.7	193.2	213.4	192.7

(1)	The supplementary information included in this press release for 2013 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.
(2)	In 2012, as part of our interim review for impairment of our reporting segments, we identified an impairment in the goodwill and other intangible assets associated with our Diversey entities. As a result, we recorded a non-cash, pre-tax charge for impairment of goodwill and certain intangible assets of $1,334 million ($1,262 million, net of taxes) for three and nine months ended September 30, 2012. See our 2012 Annual Report on Form 10-K for further details.
(3)	In connection with the acquisition of Diversey in 2011, Sealed Air exchanged Diversey’s cash-settled stock appreciation rights (SARs) and stock options that were unvested and unexercised into SARs based on Sealed Air common stock. At September 30, 2013, the weighted average remaining vesting life of outstanding SARs was less than one year. However, we may continue to incur expense related to these SARs until the last expiration date of these awards (March 2021). Since these SARs are settled in cash, the amount of related future expense will fluctuate based on exercise and forfeiture activity and changes in the assumptions used in the valuation model, including the price of Sealed Air common stock. See our 2012 Annual Report on Form 10-K for further details of these awards.
(4)	For 2012, basic and diluted weighted average number of common shares outstanding were the same because the effect of the assumed issuance of 18 million shares of common stock reserved for the Settlement agreement (as defined in our 2012 Annual Report on Form 10-K) and the effect of non-vested stock was anti-dilutive due to the reported net loss from continuing operations.

SEALED AIR CORPORATION

SUPPLEMENTARY INFORMATION

CONDENSED CONSOLIDATED BALANCE SHEETS(1)

(Unaudited)

(In millions)

	September 30, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$776.7	$679.6
Trade receivables, net	1,216.4	1,224.7
Other receivables	133.3	101.3
Inventories	829.9	736.4
Other current assets	478.2	480.4

Total current assets	3,434.5	3,222.4
Property and equipment, net	1,145.4	1,212.8
Goodwill	3,157.1	3,191.4
Intangible assets, net	1,049.0	1,139.7
Other assets, net	557.8	565.4

Total assets	$9,343.8	$9,331.7

Liabilities and stockholders’ equity
Current liabilities:
Short-term borrowings	$75.2	$39.2
Current portion of long-term debt	180.0	1.8
Accounts payable	525.0	483.8
Settlement agreement and related accrued interest	913.1	876.9
Other current liabilities	953.4	931.9

Total current liabilities	2,646.7	2,333.6
Long-term debt, less current portion	4,335.2	4,540.8
Other liabilities	945.9	1,013.0

Total liabilities	7,927.8	7,887.4

Total parent company stockholders’ equity	1,414.3	1,443.8
Noncontrolling interests	1.7	0.5

Total stockholders’ equity	1,416.0	1,444.3

Total liabilities and stockholders’ equity	$9,343.8	$9,331.7

CALCULATION OF NET DEBT FROM CONTINUING OPERATIONS(1)

(Unaudited)

(In millions)

	September 30, 2013	December 31, 2012
Short-term borrowings	$75.2	$39.2
Current portion of long-term debt	180.0	1.8
Settlement agreement and related accrued interest	913.1	876.9
Long-term debt, less current portion	4,335.2	4,540.8

Total debt	5,503.5	5,458.7
Less: cash and cash equivalents	(776.7)	(679.6)

Net debt	$4,726.8	$4,779.1

(1)	The supplementary information included in this press release for 2013 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

SEALED AIR CORPORATION

SUPPLEMENTARY INFORMATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS(1)

(Unaudited)

(In millions)

	Nine Months Ended September 30,
	2013	2012
Net earnings (loss) available to common stockholders - continuing operations	$96.7	$(1,267.3)
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities - continuing operations(2)	289.7	1,543.2
Changes in:
Trade receivables, net	(29.9)	(67.0)
Inventories	(107.2)	(89.0)
Accounts payable	39.9	(17.4)
Other operating assets and liabilities	(14.0)	(37.8)

Cash flow provided by operating activities - continuing operations	275.2	64.7

Capital expenditures for property and equipment	(80.0)	(97.8)
Other investing activities	7.6	0.7

Cash flow (used in) investing activities - continuing operations	(72.4)	(97.1)

Net proceeds from (payments of) long-term debt and short-term borrowings	12.3	(70.1)
Dividends paid on common stock	(76.4)	(75.7)
Payments of debt issuance and extinguishment costs	(33.8)	—
Other financing activities	(3.9)	(10.3)

Cash flow (used in) financing activities - continuing operations	(101.8)	(156.1)

Cash flow from discontinued operations	—	12.0

Effect of foreign currency exchange rates on cash and cash equivalents	(3.9)	13.7

Cash and cash equivalents beginning of period	$679.6	$703.6
Change in cash and cash equivalents	97.1	(162.8)

Cash and cash equivalents end of period	$776.7	$540.8

Non-U.S. GAAP Free Cash Flow(3):
Cash flow provided by operating activities - continuing operations	$275.2	$64.7
Capital expenditures for property and equipment	(80.0)	(97.8)

Non-U.S. GAAP Free Cash Flow	$195.2	$(33.1)

Additional Cash Flow Information:
Interest payments, net of amounts capitalized	$254.0	$278.2

Income tax payments	$78.6	$92.4

Restructuring payments	$53.1	$57.8

SARs payments, less amounts included in restructuring payments	$42.8	$22.8

(1)	The supplementary information included in this press release for 2013 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.
(2)	2013 primarily consists of depreciation and amortization of $237 million, loss on debt redemption of $32 million and non-cash profit sharing expense of $30 million, partially offset by deferred taxes, net of $48 million. 2012 primarily consists of impairment of goodwill and other intangible assets of $1,334 million, depreciation and amortization expense of $248 million, impairment of equity method investment of $26 million and non-cash profit sharing expense of $14 million, partially offset by deferred taxes, net of $120 million.
(3)	Free cash flow does not represent residual cash available for discretionary expenditures, including certain debt servicing requirements or non-discretionary expenditures that are not deducted from this measure.

SEALED AIR CORPORATION

SUPPLEMENTARY INFORMATION

RECONCILIATION OF U.S. GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS TO

NON-U.S. GAAP ADJUSTED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND NON-U.S. GAAP ADJUSTED EBITDA(1)

(Unaudited)

(In millions, except per share data)

	Three Months Ended September 30,
	2013			2012
	U.S. GAAP As Reported	Special Items(2)	Non-U.S. GAAP Adjusted	U.S. GAAP As Reported	Special Items(2)	Non-U.S. GAAP Adjusted
Net sales	$1,938.6	$—	$1,938.6	$1,900.3	$—	$1,900.3
Cost of sales	1,279.5	(0.8)	1,278.7	1,256.7	0.2	1,256.9

Gross profit	659.1	0.8	659.9	643.6	(0.2)	643.4
As a % of total net sales	34.0%		34.0%	33.9%		33.9%
Selling, general and administrative expenses	431.2	(7.6)	423.6	426.3	(4.6)	421.7
As a % of total net sales	22.2%		21.9%	22.4%		22.2%
Amortization expense of intangible assets acquired	29.5	—	29.5	33.0	—	33.0
Impairment of goodwill and other intangible assets	—		—	1,334.3	(1,334.3)	—
Stock appreciation rights expense	8.7	—	8.7	2.9	—	2.9
Costs related to the acquisition and integration of Diversey	0.3	(0.3)	—	1.3	(1.3)	—
Restructuring and other charges(4)	49.5	(49.5)	—	36.8	(36.8)	—

Operating profit (loss)	139.9	58.2	198.1	(1,191.0)	1,376.8	185.8
As a % of total net sales	7.2%		10.2%	-62.7%		9.8%
Interest expense	(88.9)	—	(88.9)	(96.6)	—	(96.6)
Impairment of equity method investment	(2.1)	2.1	—	—	—	—
Foreign currency exchange gains (losses) related to Venezuelan subsidiaries(5)	0.7	(0.7)	—	(0.1)	0.1	—
Loss on debt redemption	—	—	—	—	—	—
Other expense, net	0.4	0.4	0.8	1.4	0.4	1.8

Income (loss) from continuing operations before income tax provision	50.0	60.0	110.0	(1,286.3)	1,377.3	91.0
Income tax provision (benefit)	12.3	13.3	25.6	(48.0)	80.5	32.5

Effective income tax rate	24.6%	22.2%	23.3%	3.7%	5.8%	35.7%
Net earnings (loss) from continuing operations	37.7	46.7	84.4	(1,238.3)	1,296.8	58.5

Net earnings from discontinued operations	—	—	—	5.9	(5.9)	—

Net earnings (loss) available to common stockholders	$37.7	$46.7	$84.4	$(1,232.4)	$1,290.9	$58.5

Earnings Per Common Share - Diluted:
Continuing operations	$0.18	$0.22	$0.39	$(6.41)	$6.72	$0.28
Discontinued operations	—	—	—	0.03	(0.03)	—

Net earnings (loss) per common share - diluted	$0.18	$0.22	$0.39	$(6.38)	$6.69	$0.28

Diluted weighted average number of common shares	213.7	213.7	213.7	193.2	193.2	211.5

Non-U.S. GAAP Adjusted EBITDA:
Non-U.S. GAAP Adjusted net earnings from continuing operations			$84.4			$58.5
Interest expense			88.9			96.6
Income tax provision			25.6			32.5

Non-U.S. GAAP Adjusted EBIT from continuing operations			198.9			187.6
Depreciation and amortization(3)			73.5			82.1
Write down of non-strategic assets, included in depreciation and amortization			(0.1)			0.1
Non-cash profit sharing expense			9.7			4.8

Non-U.S. GAAP Adjusted EBITDA - continuing operations			$282.0			$274.6

As a % of total net sales			14.5%			14.5%

Notes:

(1)	The supplementary information included in this press release for 2013 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.
(2)	Special items consist of certain one-time costs or charges/credits that were included in our results, including restructuring and other associated costs related to our previously announced 2013 Earnings Quality Improvement Program (“EQIP”) and the 2011 - 2014 Integration and Optimization Program (“IOP”) restructuring programs and losses recorded on debt redemption activities and non-cash impairment charges recorded for impairment of goodwill and other intangible assets. See our most recent Quarterly Report on Form 10-Q for additional details on our use of non-U.S. GAAP information.
(3)	Depreciation and amortization includes:

	Three Months Ended September 30,
	2013	2012
Depreciation of property, plant and equipment(a)	$38.6	$42.4
Amortization of intangible assets acquired	29.5	33.0
Amortization of deferred share-based compensation, included in selling, general and administrative expenses	5.4	6.7

	$73.5	$82.1

(a)	Included in cost of sales and in selling, general and administrative expenses.

(4)	These charges include severance and termination benefits and other associated costs incurred in connection with EQIP, which we announced on May 1, 2013 and IOP, which we initiated in December 2011 as part of the integration of the Diversey business.
(5)	In February 2013, the Venezuelan government announced a devaluation of the Bolivar from an official exchange rate of 4.3 to 6.3 Bolivars per U.S. dollar. Due to this devaluation, as of September 30, 2013, we remeasured our Bolivar denominated monetary assets and liabilities using the official exchange rate of 6.3 Bolivars per U.S. dollar.

SEALED AIR CORPORATION

SUPPLEMENTARY INFORMATION

RECONCILIATION OF U.S. GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS TO

NON-U.S. GAAP ADJUSTED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND NON-U.S. GAAP ADJUSTED EBITDA(1)

(Unaudited)

(In millions, except per share data)

	Nine Months Ended September 30,
	2013			2012
	U.S. GAAP As Reported	Special Items(2)	Non-U.S. GAAP Adjusted	U.S. GAAP As Reported	Special Items(2)	Non-U.S. GAAP Adjusted
Net sales	$5,752.9	$—	$5,752.9	$5,670.3	$—	$5,670.3
Cost of sales	3,810.7	(5.7)	3,805.0	3,777.3	(10.2)	3,767.1

Gross profit	1,942.2	5.7	1,947.9	1,893.0	10.2	1,903.2
As a % of total net sales	33.8%		33.9%	33.4%		33.6%
Selling, general and administrative expenses	1,321.0	(19.2)	1,301.8	1,338.2	(21.4)	1,316.8
As a % of total net sales	23.0%		22.6%	23.6%		23.2%
Amortization expense of intangible assets acquired	93.4	—	93.4	99.5	—	99.5
Impairment of goodwill and other intangible assets				1,334.3	(1,334.3)	—
Stock appreciation rights expense	26.8	—	26.8	5.6	—	5.6
Costs related to the acquisition and integration of Diversey	0.8	(0.8)	—	4.8	(4.8)	—
Restructuring and other charges(4)	61.2	(61.2)	—	110.1	(110.1)	—

Operating profit	439.0	86.9	525.9	(999.5)	1,480.8	481.3
As a % of total net sales	7.6%		9.1%	-17.6%		8.5%
Interest expense	(269.4)	—	(269.4)	(291.2)	—	(291.2)
Impairment of equity method investment	(2.1)	2.1	—	(23.5)	23.5	—
Foreign currency exchange losses related to Venezuelan subsidiaries(5)	(12.9)	12.9	—	(0.3)	0.3	—
Loss on debt redemption(6)	(32.4)	32.4	—	—	—	—
Other expense, net	(2.8)	0.7	(2.1)	(8.2)	0.4	(7.8)

Income (loss) from continuing operations before income tax provision	119.4	135.0	254.4	(1,322.7)	1,505.0	182.3
Income tax provision (benefit)	22.7	35.2	57.9	(55.4)	106.9	51.5

Effective income tax rate	19.0%	26.1%	22.8%	4.2%	7.1%	28.3%
Net earnings (loss) from continuing operations	96.7	99.8	196.5	(1,267.3)	1,398.1	130.8

Net earnings from discontinued operations	—	—	—	15.3	(15.3)	—

Net earnings (loss) available to common stockholders	$96.7	$99.8	$196.5	$(1,252.0)	$1,382.8	$130.8

Earnings Per Common Share - Diluted:
Continuing operations	$0.45	$0.47	$0.92	$(6.58)	$7.25	$0.62
Discontinued operations	—	—	—	0.08	(0.08)	—

Net earnings (loss) per common share - diluted	$0.45	$0.47	$0.92	$(6.50)	$7.17	$0.62

Diluted weighted average number of common shares	213.4	213.4	213.4	192.7	192.7	211.0

Non-U.S. GAAP Adjusted EBITDA:
Non-U.S. GAAP adjusted net earnings from continuing operations			$196.5			$130.8
Interest expense			269.4			291.2
Income tax provision			57.9			51.5

Non-U.S. GAAP Adjusted EBIT from continuing operations			523.8			473.5
Depreciation and amortization(3)			236.6			247.8
Write down of non-strategic assets, included in depreciation and amortization			(5.0)			(5.2)
Non-cash profit sharing expense			29.5			14.4

Non-U.S. GAAP adjusted EBITDA - continuing operations			$784.9			$730.5

As a % of total net sales			13.6%			12.9%

Notes:

(1)	The supplementary information included in this press release for 2013 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.
(2)	Special items consist of certain one-time costs or charges/credits that were included in our results, including restructuring and other associated costs related to EQIP and IOP and losses recorded on debt redemption activities and non-cash impairment charges recorded for impairment of goodwill and other intangible assets. See our most recent Quarterly Report on Form 10-Q for additional details on our use of non-U.S. GAAP information.
(3)	Depreciation and amortization includes:

	Nine Months Ended September 30,
	2013	2012
Depreciation of property, plant and equipment(a)	$122.9	$131.1
Amortization of intangible assets acquired	93.4	99.5
Amortization of deferred share-based compensation, included in selling, general and administrative expenses	20.3	17.2

Total	$236.6	$247.8

(a)	Included in cost of sales and in selling, general and administrative expenses.

(4)	These charges include severance and termination benefits and other associated costs incurred in connection with the EQIP and IOP.
(5)	In February 2013, the Venezuelan government announced a devaluation of the Bolivar from an official exchange rate of 4.3 to 6.3 Bolivars per U.S. dollar. Due to this devaluation, as of September 30, 2013, we remeasured our Bolivar denominated monetary assets and liabilities using the official exchange rate of 6.3 Bolivars per U.S. dollar. As a result, we recorded a pre-tax loss of $13 million in the nine months ended September 30, 2013 due to this devaluation and other transaction losses.
(6)	In March 2013, we completed an offering of $425 million aggregate principal amount of 5.25% senior notes due 2023. Substantially all of the net proceeds from these notes were used to repurchase $400 million aggregate principal amount of 7.875% senior notes June 2017. The $32 million pre-tax loss on debt redemption included above consists of a 6% premium and the acceleration of the unamortized debt issuance costs associated with the repurchase of the 7.875% senior notes.

SEALED AIR CORPORATION

SUPPLEMENTARY INFORMATION

U.S GAAP SEGMENT INFORMATION(1)

(Unaudited)

(In millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net sales:
Food Care	$950.5	$935.5	$2,799.5	$2,753.2
As a % of net sales	49.0%	49.2%	48.7%	48.5

Diversey Care	534.6	527.2	1,617.3	1,597.9
As a % of net sales	27.6%	27.7%	28.1%	28.2

Product Care	402.7	388.9	1,183.6	1,171.0
As a % of net sales	20.8%	20.5%	20.6%	20.7

Other Category: Medical Applications business and New Ventures	50.8	48.7	152.5	148.2
As a % of net sales	2.6%	2.6%	2.7%	2.6

Total	$1,938.6	$1,900.3	$5,752.9	$5,670.3

Operating profit:
Food Care	$115.3	$(228.0)	$311.8	$(75.9)
As a % of Food Care net sales	12.1%	(24.4)%	11.1%	(2.8)%

Diversey Care	18.1	(976.2)	46.8	(956.0)
As a % of Diversey Care net sales	3.4%	(185.2)%	2.9%	(59.8)%

Product Care	52.9	53.0	143.6	150.6
As a % of Product Care net sales	13.1%	13.6%	12.1%	12.9%

Other Category: Medical Applications business and New Ventures	3.4	(1.7)	(1.2)	(3.3)
As a % of Medical Applications and New Ventures net sales	6.7%	(3.5)%	(0.8)%	(2.2)%

Total segments and other category	189.7	(1,152.9)	501.0	(884.6)
As a % of total net sales	9.8%	(60.7)%	8.7%	(15.6)%

Costs related to the acquisition and integration of Diversey	0.3	1.3	0.8	4.8

Restructuring and other charges	49.5	36.8	61.2	110.1

Total	$139.9	$(1,191.0)	$439.0	$(999.5)

As a % of total net sales	7.2%	(62.7)%	7.6%	(17.6)%

(1)	The supplementary information included in this press release for 2013 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

SEALED AIR CORPORATION

SUPPLEMENTARY INFORMATION

SEGMENT AND CONSOLIDATED ADJUSTED OPERATING PROFIT AND ADJUSTED EBITDA (1) (2)

(Unaudited)

(In millions)

	Three Months Ended September 30, 2013					Three Months Ended September 30, 2012
	Food Care	Diversey Care	Product Care	Medical Applications and New Ventures	Total	Food Care	Diversey Care	Product Care	Medical Applications and New Ventures	Total
Adjusted Operating Profit(2)	$119.6	$19.0	$55.7	$3.8	$198.1	$108.5	$25.0	$53.8	$(1.5)	$185.8

as a % of net sales	12.6%	3.6%	13.8%	7.5%	10.2%	11.6%	4.7%	13.8%	-3.1%	9.8%
Depreciation and amortization	30.6	31.1	9.5	2.3	73.5	34.9	32.6	10.4	4.2	82.1
Special items	0.3	—	0.2	(0.1)	0.4	(3.3)	—	0.3	0.3	(2.7)

Adjusted EBITDA, includes other income/expense(2)	$150.5	$50.1	$65.4	$6.0	$272.0	$140.1	$57.6	$64.5	$3.0	$265.2

as a % of net sales	15.8%	9.4%	16.2%	11.8%	14.0%	15.0%	10.9%	16.6%	6.2%	14.0%
SARs expense(2)	$2.3	$6.4	$—	$—	$8.7	$0.7	$2.2	$—	$—	$2.9

Reconciliation of Segment Adjusted EBITDA to Consolidated Adjusted EBITDA:
Total Segment Adjusted EBITDA					$272.0					$265.2
Non-cash profit sharing expense					9.7					4.8
Other income/expense, net of special items					0.3					4.6

Consolidated Adjusted EBITDA					$282.0					$274.6

as a % of net sales					14.5%					14.5%

	Nine Months Ended September 30, 2013					Nine Months Ended September 30, 2012
	Food Care	Diversey Care	Product Care	Medical Applications and New Ventures	Total	Food Care	Diversey Care	Product Care	Medical Applications and New Ventures	Total
Adjusted Operating Profit(2)	$322.6	$49.7	$148.7	$4.9	$525.9	$274.1	$58.1	$152.2	$(3.1)	$481.3

as a % of net sales	11.5%	3.1%	12.6%	3.2%	9.1%	10.0%	3.6%	13.0%	-2.1%	8.5%
Depreciation and amortization	96.6	97.4	29.9	12.7	236.6	112.8	95.7	29.5	9.8	247.8
Special items	1.1	—	0.5	(4.4)	(2.8)	(9.3)	—	1.1	1.4	(6.8)

Adjusted EBITDA, includes other income/expense(2)	$420.3	$147.1	$179.1	$13.2	$759.7	$377.6	$153.8	$182.8	$8.1	$722.3

as a % of net sales	15.0%	9.1%	15.1%	8.7%	13.2%	13.7%	9.6%	15.6%	5.5%	12.7%
SARs expense(2)	$7.3	$19.5	$—	$—	$26.8	$1.2	$4.4	$—	$—	$5.6

Reconciliation of Segment Adjusted EBITDA to Consolidated Adjusted EBITDA:
Total Segment Adjusted EBITDA					$759.7					$722.3
Non-cash profit sharing expense					29.5					14.4
Other income/expense, net of special items					(4.3)					(6.2)

Consolidated Adjusted EBITDA					$784.9					$730.5

as a % of net sales					13.6%					12.9%

SEALED AIR CORPORATION

SUPPLEMENTARY INFORMATION

SEGMENT AND CONSOLIDATED ADJUSTED OPERATING PROFIT AND ADJUSTED EBITDA (1) (2)

(Unaudited)

(In millions)

Notes:

(1)	The supplementary information included in this press release for 2013 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission. Some information for 2012 has been reclassified to conform to 2013 presentation. These reclassifications were not material to our segment or consolidated financial results.
(2)	Excluding the impact of SARs, our Adjusted Operating Profit, Adjusted EBITDA and Adjusted EPS results were the following. SARs does not impact our Product Care segment or Other Category.

	Three Months Ended September 30,				Nine Months Ended September 30,
	2013	2012	Inc/ Dec)		2013	2012	Inc / (Dec)
Adjusted Operating Profit:
Food Care	$121.9	$109.2	11.6%		$329.9	$275.3	19.8%
as a % of net sales	12.8%	11.7%	110	bps	11.8%	10.0%	180	bps
Diversey Care	$25.4	$27.2	(6.6)%		$69.2	$62.5	10.7%
as a % of net sales	4.8%	5.2%	(40)	bps	4.3%	3.9%	40	bps
Consolidated	$206.8	$188.7	9.6%		$552.7	$486.9	13.5%
as a % of net sales	10.7%	9.9%	80	bps	9.6%	8.6%	100	bps

Adjusted EBITDA:
Food Care	$152.8	$140.8	8.5%		$427.6	$378.8	12.9%
as a % of net sales	16.1%	15.1%	100	bps	15.3%	13.8%	150	bps
Diversey Care	$56.5	$59.8	(5.5)%		$166.6	$158.2	5.3%
as a % of net sales	10.6%	11.3%	(70)	bps	10.3%	9.9%	40	bps
Consolidated	$290.7	$277.5	4.8%		$811.7	$736.1	10.3%
as a % of net sales	15.0%	14.6%	40	bps	14.1%	13.0%	110	bps

Adjusted EPS:
Adjusted EPS	$0.39	$0.28	39.3%		$0.92	$0.62	48.4%
Impact of SARs	0.04	0.01			0.11	0.02

Adjusted EPS excluding the impact of SARs	$0.43	$0.29	48.3%		$1.03	$0.64	60.9%

SEALED AIR CORPORATION

SUPPLEMENTARY INFORMATION

COMPONENTS OF CHANGE IN NET SALES - SEGMENTS AND OTHER(1)

(Unaudited)

(In millions)

	Three Months Ended September 30, 2013
	Food Care		Diversey Care		Product Care		Medical Applications & New Ventures		Total Company
Change in Net Sales due to:
Volume - Units	$13.8	1.5%	$(0.9)	(0.2)%	$13.1	3.4%	$(0.2)	(0.5)%	$25.8	1.4%
Product price/mix (2)	15.5	1.7	9.4	1.8	2.2	0.6	0.8	1.6	27.9	1.5
Foreign currency translation	(14.3)	(1.5)	(1.2)	(0.2)	(1.5)	(0.4)	1.6	3.2	(15.4)	(0.9)

Total change (U.S. GAAP)	$15.0	1.7%	$7.3	1.4%	$13.8	3.6%	$2.2	4.3%	$38.3	2.0%

Impact of foreign currency translation	14.3	1.5	1.2	0.2	1.5	0.4	(1.6)	(3.2)	15.4	0.9

Total constant dollar change (Non-U.S. GAAP)(3)	$29.3	3.2%	$8.5	1.6%	$15.3	4.0%	$0.6	1.1%	$53.7	2.9%

	Nine Months Ended September 30, 2013
	Food Care		Diversey Care		Product Care		Medical Applications & New Ventures		Total Company
Change in Net Sales due to:
Volume - Units	$53.4	1.9%	$8.4	0.5%	$28.1	2.4%	$0.4	0.3%	$90.3	1.6%
Product price/mix (2)	29.0	1.1	23.1	1.4	(9.2)	(0.8)	2.7	1.8	45.6	0.8
Foreign currency translation	(36.1)	(1.3)	(12.1)	(0.8)	(6.3)	(0.5)	1.2	0.8	(53.3)	(0.9)

Total change (U.S. GAAP)	$46.3	1.7%	$19.4	1.1%	$12.6	1.1%	$4.3	2.9%	$82.6	1.5%

Impact of foreign currency translation	36.1	1.3	12.1	0.8	6.3	0.5	(1.2)	(0.8)	53.3	0.9

Total constant dollar change (Non-U.S. GAAP)(3)	$82.4	3.0%	$31.5	1.9%	$18.9	1.6%	$3.1	2.1%	$135.9	2.4%

(1)	The results above are presented on a continuing operations basis, excluding Diversey Japan, which we sold in November 2012. The supplementary information included in this press release for 2013 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.
(2)	Our product price/mix reported above includes the net impact of our pricing actions and rebates as well as the period-to-period change in the mix of products sold. Also included in our reported product price/mix is the net effect of some of our customers purchasing our products in non-U.S. dollar or non-euro denominated countries at selling prices denominated in U.S. dollars or euros. This primarily arises when we export products from the U.S. and euro-zone countries. The impact to our reported product price/mix of these purchases in other countries at selling prices denominated in U.S. dollars or euros was not material in the periods included in the tables above.
(3)	Changes in these items excluding the impact of foreign currency translation are non-U.S. GAAP financial measures. Since we are a U.S. domiciled company, we translate our foreign-currency-denominated financial results into U.S. dollars. Due to changes in the value of foreign currencies relative to the U.S. dollar, translating our financial results from foreign currencies to U.S. dollars may result in a favorable or unfavorable impact. It is important that we take into account the effects of foreign currency translation when we view our results and plan our strategies. Nonetheless, we cannot control changes in foreign currency exchange rates. Consequently, when our management looks at our financial results to measure the core performance of our business, we exclude the impact of foreign currency translation by translating our current period results at prior period foreign currency exchange rates. We also may exclude the impact of foreign currency translation when making incentive compensation determinations. As a result, our management believes that these presentations are useful internally and may be useful to our investors.

SEALED AIR CORPORATION

SUPPLEMENTARY INFORMATION

COMPONENTS OF CHANGE IN NET SALES - GEOGRAPHIC(1)

Unaudited

(In millions)

	Three Months Ended September 30, 2013
	North America	Europe	Latin America	AMAT(2)	JANZ(3)	Total
Change in Net Sales due to:
Volume - Units	$3.2	$1.6	$4.8	$16.1	$0.1	$25.8
% change	0.4%	0.3%	2.4%	7.9%	0.1%	1.4%
Product price/mix	13.9	(4.3)	12.6	4.6	1.1	27.9
% change	1.8%	(0.7)%	6.2%	2.3%	0.8%	1.5%
Foreign currency translation	(2.3)	23.1	(14.7)	(6.8)	(14.7)	(15.4)
% change	(0.3)%	3.9%	(7.3)%	(3.3)%	(10.2)%	(0.9)%

Total	$14.8	$20.4	$2.7	$13.9	$(13.5)	$38.3

% change	1.9%	3.5%	1.3%	6.9%	(9.3)%	2.0%

Impact of foreign currency translation	2.3	(23.1)	14.7	6.8	14.7	15.4

Total constant dollar change (Non-U.S. GAAP)	$17.1	$(2.7)	$17.4	$20.7	$1.2	$53.7

Constant dollar % change	2.2%	(0.4)%	8.6%	10.2%	0.9%	2.9%

	Nine Months Ended September 30, 2013
	North America	Europe	Latin America	AMAT(2)	JANZ(3)	Total
Change in Net Sales due to:
Volume - Units	$19.1	$(17.1)	$37.3	$47.0	$4.0	$90.3
% change	0.9%	(0.9)%	6.4%	7.9%	0.9%	1.6%
Product price/mix	17.1	(1.5)	25.2	10.4	(5.6)	45.6
% change	0.8%	(0.1)%	4.3%	1.8%	(1.3)%	0.8%
Foreign currency translation	(3.8)	16.3	(34.9)	(11.3)	(19.6)	(53.3)
% change	(0.2)%	0.9%	(6.0)%	(1.9)%	(4.5)%	(0.9)%

Total	$32.4	$(2.3)	$27.6	$46.1	$(21.2)	$82.6

% change	1.5%	(0.1)%	4.7%	7.8%	(4.9)%	1.5%

Impact of foreign currency translation	3.8	(16.3)	34.9	11.3	19.6	53.3

Total constant dollar change (Non-U.S. GAAP)	$36.2	$(18.6)	$62.5	$57.4	$(1.6)	$135.9

Constant dollar % change	1.7%	(1.0)%	10.7%	9.7%	(0.4)%	2.4%

(1)	The results above are presented on a continuing operations basis, excluding Diversey Japan, which we sold in November 2012. The supplementary information included in this press release for 2013 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.
(2)	AMAT = Asia, Middle East, Africa and Turkey.
(3)	JANZ = Japan, Australia and New Zealand.